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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ___________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of report: September 18, 2006
             (Date of earliest event reported): September 16, 2006

                                   ___________


                             NATIONAL LAMPOON, INC.
               (Exact name of registrant as specified in Charter)



            Delaware                   0-15284             95-4053296
 (State or other jurisdiction of    (Commission          (IRS Employee
  incorporation or organization)      File No.)        Identification No.)

                       8228 Sunset Boulevard, Third Floor
                          Los Angeles, California 90046
                    (Address of Principal Executive Offices)

                                  310-474-5252
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13(e)-4(c))

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Item 5.02    Departure of Directors or Principal Officers; Election of
             Directors.

             On September 18, 2006 Mr. James Toll was appointed to the registrant's Board of Directors. Mr. Toll replaces Mr. Richard Irvine, who resigned on July 24, 2006.

             Mr. Toll received his Bachelor of Arts degree from the University of California, Berkeley with Distinction and Honors in his major and a Master of Business Administration (Finance and Accounting) from the University of Southern California where he graduated Beta Gamma Sigma for the top 15%.

             Mr. Toll has worked in the financial area for 26 years, including CBS Television Network in Los Angeles and Warner/Electra/Atlantic International (WEA International) Records in Burbank as a Senior Financial Analyst for three years. While at WEA, Mr. Toll worked for six months at the Mexico City division as their Director Financiero. Mr. Toll spent three years as head of the accounting department for the non-profit company WQED-West, and was involved with the production of the Emmy award winning seven part series, "The Planet Earth", and the production of National Geographic Specials. Mr. Toll spent three years as CFO/Treasure in the Direct Response Industry where he was involved with the hit products "Komputer Tutor" and the "Mighty Pro Grill", and the mega hit, "Abslide".

             Mr. Toll joined Keller Entertainment Group as the CFO in l996 and was responsible for the corporate financial functions of the Company and management of $40 million for the production and distribution of domestic and international television series such as "Tarzan the Epic Adventure", "Conan the Adventurer", and "Acapulco Heat".

             Mr. Toll initially joined J2 Communications/National Lampoon in 1987 as Chief Financial Officer and continued in that position until 1993. He then re-joined the Company in August of 2001 as Chief Financial Officer and remained in the position until June 16, 2005. Mr. Toll developed all computerized financial systems for J2 Communications, was responsible for the preparation of all budgets, forecasts, and financial statements including all SEC financial reporting. He was head of operations of J2 Communications video distribution, and was involved in all M&A activity, including J2 Communication's acquisition of National Lampoon.

             After leaving National Lampoon in 2005, Mr. Toll joined Resources Global Professionals, a international consulting firm that was spun off from Deloitte & Touche one of the big 5 accounting firms. Resources Global Professionals has over 70 offices worldwide in 2005 earned over $525 million in revenues. As a consultant with Resources Global Professionals, Mr. Toll has worked with such clients as the Steven Wise Temple and Amp'd Mobile on enhancing their accounting systems and their financial reporting.

             Mr. Toll does not have, nor has he had during the past two years, a direct or indirect material interest in any transaction with the registrant.

             The registrant is a "controlled company" as that term is defined in
Section 801(a) of the Rules of the American Stock Exchange.


Item 9.01    Financial Statements and Exhibits

             Exhibit 99    Press Release


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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2006

                                     NATIONAL LAMPOON, INC.



                                     By: /s/ Daniel S. Laikin
                                         ---------------------------------------
                                         Daniel S. Laikin,
                                         Chief Executive Officer